Exhibit 99.1

OCZ Technology Receives Extension from NASDAQ

SAN JOSE, CA – September 12, 2013 – OCZ Technology Group, Inc. (Nasdaq: OCZ), a leading provider of high-performance solid-state drives (SSDs) for computing devices and systems, today announced that as a result of the ongoing restatement process, the Company will not meet the previously disclosed September 16, 2013 NASDAQ extension date for becoming current with its filings with the Securities and Exchange Commission. The Company notified the NASDAQ Listing Qualifications Panel (the “NASDAQ Panel”) of this delay. On September 12, 2013, the NASDAQ Panel granted the Company’s request to remain listed on The NASDAQ Stock Market, subject to the condition that the Company becomes current in the filings of its periodic reports with the Securities and Exchange Commission by October 7, 2013.

“We are delighted that NASDAQ has given us this extension as it gives us the additional time we need to complete the restatement. The Company has been working to complete the comprehensive audit and restatement work that was expanded to cover three additional years, subsequent to the issuance of the NASDAQ Panel’s hearing decision,” stated Ralph Schmitt, CEO of OCZ Technology. “We have completed most of the work required to regain compliance and the team is diligently driving this to closure.”

In accordance with the Listing Rules, the newly established October 7th deadline represents the maximum extent of the discretion afforded to the NASDAQ Panel. As a result, should the Company be unable to meet the new exception deadline, the NASDAQ Panel would be required to issue a final determination to delist the Company’s shares and, pursuant to that determination, trading in the Company’s shares would be suspended on The NASDAQ Stock Market effective on the second business day from the date of the final determination.

About OCZ Technology Group, Inc.

Founded in 2002, San Jose, CA-based OCZ Technology Group, Inc. (OCZ) is a global leader in the design, manufacturing, and distribution of high-performance solid-state storage solutions and premium computer components. Offering a complete spectrum of solid-state drives (SSDs), OCZ provides SSDs in a variety of form factors and interfaces (i.e. PCIe, SAS and SATA) to address a wide range of client and enterprise applications. Having developed firmware and controller platforms, to virtualization and endurance extending technologies, the company delivers vertically integrated solutions enabling transformational approaches to how digital data is captured, stored, accessed, analyzed and leveraged by customers. More information is available at www.ocz.com.

Forward Looking Statements

Certain statements in this release relate to future events and expectations and as such constitute forward-looking statements involving known and unknown factors that may cause actual results of OCZ Technology Group, Inc. to be different from those expressed or implied in the forward-looking statements. In this context, words such as “will,” “would,” “expect,” “anticipate,” “should” or other similar words and phrases often identify forward-looking statements made on behalf of OCZ. It is important to note that actual results of OCZ may differ materially from those described or implied in such forward-looking statements based on a number of factors and uncertainties, including, but not limited to, the risk that the process of preparing and auditing the financial statements or other subsequent events would require OCZ to make additional adjustments; the time and effort required to complete the restatement of the financial reports; the ramifications of OCZ’s potential inability to timely file required reports; including potential delisting of OCZ’s common stock on NASDAQ; the risk of litigation or governmental investigations or proceedings relating to such matters; market acceptance of OCZ’s products and OCZ’s ability to continually develop enhanced products; adverse changes both in the general macro-economic environment as well as in the industries OCZ serves, including computer manufacturing, traditional and online retailers, information storage, internet search and content providers and computer system integrators; OCZ’s ability to efficiently manage material and inventory, including integrated circuit chip costs and freight costs; and OCZ’s ability to generate cash from operations, secure external funding for its operations and manage its liquidity needs. Other general economic, business and financing conditions and factors are described in more detail in “Item 1A — Risk Factors” in Part I in OCZ’s Annual Report on Form 10-K filed with the SEC on May 14, 2012, and statements made in other subsequent filings. The filing is available both at www.sec.gov as well as via OCZ’s website at www.ocz.com.OCZ does not undertake to update its forward-looking statements.

Investor Contact:

Bonnie Mott, Senior Manager of Investor Relations

408-440-3428

bmott@ocztechnology.com

Press Contact:

Scott Harlin, Director of Marketing Communications - Enterprise

(408) 733-8400

sharlin@ocztechnology.com